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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 8, 2002, except for Note 2 paragraphs 2 and 3, as to which the date is September 16, 2002, in the Registration Statement (Form S-1 No. 333-XXXXX) and related Prospectus of SmartDisk Corporation for the registration of XXX,XXX shares of its common stock.

                                                           /s/ Ernst & Young LLP

Miami, Florida
September 16, 2002